                                                                    EXHIBIT 10.2

                                RELEASE AGREEMENT


         THIS RELEASE AGREEMENT ("this Release Agreement") is entered into as of the 1st day of August, 2003, by and between RSM McGladrey, Inc., a Delaware corporation ("RSM"), and Thomas G. Rotherham ("Rotherham").

         WHEREAS, RSM and Rotherham are parties to an Agreement dated as of July 15, 2003, under which the parties mutually agreed to terminate the Employment Agreement dated August 2, 1999, by and between RSM and Rotherham (the "Employment Agreement"), and Rotherham's employment thereunder (the "Termination Agreement").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Release by Rotherham. In consideration of RSM's promise to Rotherham of the compensation and benefits specified in Section 4 of this Release Agreement, Rotherham for himself and for his relations, heirs, legal representatives, and assigns unconditionally releases and forever discharges RSM and its direct and indirect parents, subsidiaries and affiliates (collectively, "Affiliates"), their respective present and past directors, officers, employees, agents, predecessors, successors, and assigns of and from any and all claims, demands, actions, causes of action and suits of any kind whatsoever, whether under federal or state statute, local regulation or at common law or which thereafter arise from any matter, fact, circumstance, event, happening or thing whatsoever occurring or failing to occur prior to the date of this Release Agreement involving Rotherham's employment by RSM or any Affiliate, including, without limitation, Rotherham's hiring, compensation earned as of or before the date of this Release Agreement, the termination of Rotherham's responsibilities as an officer of RSM and as a director and/or officer of each Affiliate, Rotherham's termination as an employee of RSM, other obligations of RSM or any Affiliate (except for those obligations expressly stated in this Release Agreement, the post-termination provisions of the Employment Agreement or applicable benefit plans), and further including, but not limited to, any claims for race, sex or age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"), Title VII of the Civil Rights Act of 1964, the 1991 amendments of such Civil Rights Act, the Americans with Disabilities Act, as amended, and all other federal and state statutes and common law doctrines.

         2. Consideration of Release of ADEA Claims. With regard to the waiver/release of rights or claims under the ADEA, Rotherham acknowledges and understands that this is a legal document and that he is legally entitled to, and has been offered, a period of twenty-one (21) days (the "Consideration Period") to consider the waiver/release of such rights or claims under this Release Agreement before signing it. After signing this Release Agreement, Rotherham may revoke the waiver/release of rights or claims under the ADEA by giving written notice ("Revocation Notice") to Mark A. Ernst, 4400 Main Street, Kansas City, Missouri 64111, within seven (7) days after the date of signing (such seven (7) day period, the "Revocation Period" and such date of signing, the "Signing Date"). For such revocation to be effective, the Revocation Notice must be received no later than 5:00 p.m.,



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

Kansas City, Missouri time, on the seventh (7th) day after the Signing Date. If Rotherham provides the Revocation Notice to RSM, this Agreement will be null, void and unenforceable by either party, and RSM will have no obligation to make any payments or provide any benefits to Rotherham hereunder.

         3. Acknowledgements. ROTHERHAM ACKNOWLEDGES THAT RSM HAS ADVISED HIM TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE AGREEMENT OR BEFORE THE EXPIRATION OF THE REVOCATION PERIOD. ROTHERHAM SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EITHER THE FULL TWENTY-ONE (21) DAY CONSIDERATION PERIOD HAS LAPSED OR HE HAS BEEN OFFERED SUCH TWENTY-ONE (21) DAY CONSIDERATION PERIOD BUT HAS ELECTED TO WAIVE AND FOREGO ALL OF THE APPLICABLE DAYS WHICH HAVE NOT YET LAPSED IN SUCH TWENTY-ONE (21) DAY CONSIDERATION PERIOD. ROTHERHAM ACKNOWLEDGES AND AGREES THAT UPON SUCH CONSIDERATION HE HAS DECIDED TO WAIVE AND RELEASE ANY CLAIMS HE MAY HAVE UNDER THE ADEA, PURSUANT TO THE TERMS OF THIS RELEASE AGREEMENT.

         4. Compensation and Benefits. The parties agree that Rotherham will receive compensation and benefits from RSM after the Termination Date as follows:

         (i) RSM will pay to Rotherham $600,000 over the 12-month period beginning on the Termination Date in semi-monthly equal installments of $25,000 (less required tax withholdings). Such payments encompass payment to Rotherham for any unused vacation or other paid time off accrued as of the Termination Date.

         (ii) Rotherham will remain eligible to participate in those health and welfare plans maintained by RSM offering medical, dental, vision, employee assistance, flexible spending account, life insurance, and accidental death and dismemberment insurance benefits during the 12-month period beginning on the Termination Date on the same basis as employees of RSM.

         (iii) Those portions of any outstanding incentive stock options and nonqualified stock options to purchase shares of Block's common stock granted to Rotherham by Block ("Stock Options") that are scheduled to vest between the Termination Date and February 1, 2005 (based solely on the time-specific vesting schedule included in the applicable stock option agreement), shall vest and become exercisable as of the Termination Date. Rotherham shall have until November 1, 2004 to exercise such Stock Options. The operation of this Section 4(a)(iii) is subject to Rotherham's execution of an amendment to the affected stock option agreements in the form attached hereto as Exhibit I.

         (iv) RSM will arrange for Right Management Consultants to provide outplacement services to Rotherham for the 12-month period beginning on the Termination Date.

         (v) Rotherham may retain that certain Compaq laptop computer owned by RSM that Rotherham presently uses for business purposes, provided that on the Termination Date RSM verifies that all information, documents, and files pertaining to the business of Block, RSM, or any Affiliate, including, but not limited to, e-mails, are deleted from the computer's hard drive and are not recoverable. Rotherham must return all other property of Block, RSM, and Affiliates on or before the Termination Date.

         (vi) RSM will prepare Rotherham's federal and state income tax returns for the 2003 tax year at no charge to Rotherham.

         5. Termination of Compensation and Benefits. The compensation and benefits described in Section 4 of this Release Agreement will cease and no further compensation and benefits will be provided to Rotherham under this Release Agreement if (a) Rotherham violates his obligations under Section 5 of the Termination Agreement or any of the post-employment obligations under Sections 6 and 7 of the Employment Agreement (except Section 6.2 of the Employment Agreement, which is superseded by Sections 5(b), 5(c), and 5(d) of the Termination Agreement), or (b) RSM agrees to waive any of such obligations pursuant to and in accordance with Section 5(g) of the Termination Agreement.

         6. Successors and Assigns. This Release Agreement and each of its provisions will be binding upon Rotherham and the heirs, executors, successors, and administrators of Rotherham or his estate and property, and shall inure to the benefit of RSM, Block and their successors and assigns. Rotherham may not assign or transfer to others the obligation to perform his duties hereunder.

         7. Binding Effect. This Agreement is effective only when executed by an officer of RSM and approved in writing by the Chairman of the Board, President and Chief Executive Officer of Block.

Executed as a sealed instrument under, and to be governed by, construed and enforced in accordance with, the laws of the State of Missouri.

                                             ROTHERHAM:

Dated: 8/1/2003                              /s/ Thomas G. Rotherham
       --------------------------            -----------------------------------
                                             Thomas G. Rotherham

Accepted and Agreed:

RSM McGladrey, Inc.
a Delaware corporation

By: /s/ Bret G. Wilson
    -------------------------------------------------------------
    Bret G. Wilson, Vice President

Dated: 8/04/03
       ----------------------------

Approved:

H&R Block, Inc.
a Missouri corporation

By: /s/ Mark A. Ernst
    -------------------------------------------------------------
    Mark A. Ernst
    Chairman of the Board, President and Chief Executive Officer

Dated: 4 Aug. 03
       ----------------------------



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                                                                       EXHIBIT I

                                 H&R BLOCK, INC.

                   1993 LONG-TERM EXECUTIVE COMPENSATION PLAN

                     AMENDMENT TO STOCK OPTION AGREEMENT(S)

         WHEREAS, H&R Block, Inc. (the "Company") and Thomas G. Rotherham ("Optionee") are parties to one or more Stock Option Agreements under the H&R Block, Inc. 1993 Long-Term Executive Compensation Plan pursuant to which there are one or more Stock Options (as such term is defined in such Agreement(s)) outstanding on the date hereof (such one or more Stock Option Agreements to be referred to herein as the "SOA");

         WHEREAS, RSM McGladrey, Inc., an indirect wholly owned subsidiary of the Company ("RSM"), has entered into an agreement with Optionee under which Optionee and RSM agree to terminate Optionee's employment (the "Separation Agreement"); and

         WHEREAS, Optionee has executed an agreement under which Optionee releases all known and potential claims against the Company, RSM, and all other direct or indirect subsidiaries of the Company (the "Release");

         NOW, THEREFORE, subject to the provisions of the Separation Agreement and the Release, Optionee and the Company agree as follows:

(1) Section 3(a) of each SOA Exhibit is hereby amended to add the following sentence to the end of such Section:

         "Notwithstanding the above, in the event that Optionee and Optionee's employer sign the agreement presented to Optionee by Optionee's employer under which Optionee releases all known and potential claims against the Company, Optionee's employer, and all other subsidiaries of the Company (the "Release Agreement") and Optionee does not revoke the Release Agreement during any revocation period described therein (the "Revocation Period"), this Stock Option shall become exercisable to the extent provided in the Release Agreement as of the applicable date specified in the Release Agreement."

(2) Section 3(b) of each SOA Exhibit is hereby amended to add the following sentence to the end of such Section:

         "Notwithstanding the above, in the event that Optionee signs the Release Agreement and does not revoke the Release Agreement during the Revocation Period, any shares of Common Stock of the Company identified in the SOA as subject to an Incentive Stock Option shall become subject to a Nonqualified Stock Option in lieu of subject to an Incentive Stock Option, and the Stock Option shall continue and Optionee shall have the right to exercise such Stock Option during the applicable time period described in the Release Agreement and to the extent specified in the Release Agreement."



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(3)      Except as modified in this Amendment to Stock Option Agreement(s), the
         SOA shall remain in full force and effect in accordance with its terms.


                                        H&R BLOCK, INC.

------------------------------------
(Signature of Optionee)


------------------------------------
(Social Security Number)                By
                                           -------------------------------------
                                           Mark A. Ernst
------------------------------------       Chairman of the Board, President, and
(Street Address)                           Chief Executive Officer


------------------------------------
(City, State/Province, Postal Code)



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